As filed with the Securities and Exchange Commission on March 29, 2006
Registration No. 333-[    ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE*COMM CORPORATION
(Exact name of registrant as specified in its governing instrument)

Maryland (State of Organization)	52-1283030 (I.R.S. Employer Identification Number)
704 Quince Orchard Road
Gaithersburg, MD 20878
(Address of principal executive offices)

ACE*COMM Corporation Amended and Restated Omnibus Stock Plan
(Full title of the Plan)
Steven R. Delmar
Chief Financial Officer
ACE*COMM Corporation
704 Quince Orchard Road
Gaithersburg, MD 20878
Tel. (301) 721-3000
Fax (301) 721-3001

Copies to:
Steven Kaufman, Esq.
Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C. 20004
Tel. (202) 637-5736
Fax (202) 637-5910

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Aggregate Price	Aggregate	Amount of
Title of Class	be	per Common	Offering	Registration
of Securities Being Registered	Registered	Share (1)	Price (1)	Fee (1)
Common Stock, $0.01 par value per share	700,000	$2.79	$1,953,000	$208.97

(1)	Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on a price of $2.79 per share of common stock of ACE*COMM (the average of the high and low price per share of common stock of ACE*COMM as reported on the Nasdaq Stock Market on March 24, 2006). Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock to be offered or sold pursuant to the ACE*COMM Corporation Amended and Restated Omnibus Stock Plan that may be issued as a result of the antidilution and other adjustment provisions therein.

EXPLANATORY STATEMENT
          We are filing this registration statement to register an additional 700,000 shares of our common stock for issuance pursuant to the ACE*COMM Corporation Amended and Restated Omnibus Stock Plan, as amended (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2005 annual meeting, held on December 2, 2005. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed on September 16, 1996 (File No. 333-12107), on Form S-8 filed September 29, 1999 (File No. 333-88077) and on Form S-8 filed September 29, 2000 (File No. 333-46938) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents previously filed by the Company with the Commission are specifically incorporated by reference.
(1)	Annual Report on Form 10-K for year ended June 30, 2005, as amended by a Form 10-K/A filed on September 28, 2005.

(2)	Quarterly Report on Form 10-Q filed on February 14, 2006 for quarter ended December 31, 2005.

(3)	Quarterly Report on Form 10-Q filed on November 11, 2005 for quarter ended September 30, 2005.

(4)	Current Reports on Form 8-K filed October 27, 2005, October 31, 2005 and January 30, 2006.

(5)	The description of ACE*COMM’s common stock contained in its Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.
          In addition, all documents filed subsequent to the filing date of this registration statement by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement except as indicated herein.

2

Item 8. Exhibits
          The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Description

4	Form of Specimen of Common Stock Certificate (1).

5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.

10	ACE*COMM Corporation Amended and Restated Omnibus Stock Plan (2).

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).

23.2	Consent of Grant Thornton LLP.

24	Power of Attorney (included on signature page).

(1)	Incorporated by reference to ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.

(2)	Incorporated by reference to Exhibit A to ACE*COMM’s Proxy Statement dated October 26, 2005.

3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on March 29, 2006.

ACE*COMM CORPORATION
(Registrant)

By:	/s/ Steven R. Delmar
Steven R. Delmar
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
          Each individual whose signature appears below hereby constitutes and appoints George T. Jimenez and Steven R. Delmar, and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, without limitation, any and all amendments thereto, and to file the same with the SEC, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney is valid as of its execution, until its withdrawal.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of March 2006.

/s/ George T. Jimenez
George T. Jimenez	Chairman, Chief Executive Officer, President, Treasurer (Principal Executive Officer) and Director

/s/ Steven R. Delmar
Steven R. Delmar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul G. Casner, Jr.
Paul G. Casner, Jr.	Director

/s/ Gilbert A. Wetzel
Gilbert A. Wetzel	Director

/s/ Harry M. Linowes
Harry M. Linowes	Director

/s/ J. William Grimes
J. William Grimes	Director

/s/ Matthew J. Stover
Matthew J. Stover	Director

EXHIBIT INDEX

Exhibit
No.	Description

4	Form of Specimen of Common Stock Certificate (1).

5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.

10	ACE*COMM Corporation Amended and Restated Omnibus Stock Plan (2).

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).

23.2	Consent of Grant Thornton LLP.

24	Power of Attorney (included on signature page).

(1)	Incorporated by reference to the ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.

(2)	Incorporated by reference to Exhibit A to ACE*COMM’s Proxy Statement dated October 26, 2005.